Exhibit 10.9

FORM OF

NETLOGIC MICROSYSTEMS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 18th day of March, 2004 by and among NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), and the lenders set forth on Schedule A (each, a “Purchaser”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Issuance and Sale of Notes and Warrants.

1.1 Notes.

(a) Subject to the terms and conditions hereof, the Company agrees to issue to each Purchaser, and such Purchaser agrees to purchase from the Company, a Convertible Promissory Note in the form attached hereto as Exhibit A (each, a “Note”) in the principal amount set forth opposite such Purchaser’s name on Schedule A.

(b) The outstanding principal amount of each Note shall accrue interest until paid in full at a simple interest rate equal to 10% per annum (the “Interest Rate”). In no event shall the Interest Rate exceed the maximum amount permitted by applicable law. Interest shall be computed on a 365-day year for the actual number of days elapsed.

(c) Unless converted as provided in Section 3 below, all unpaid principal under each Note, including all accrued and unpaid interest thereon, shall be due and payable in full by the Company on the first anniversary of the date hereof (the “Maturity Date”); provided that in the event of either (i) a Qualified Offering (as defined below) or (ii) a Change of Control Transaction (as defined in Section 2(c)(i) of Article IV(B) of the Company’s Restated Certificate of Incorporation, as amended and in effect from time to time (the “Restated Certificate”)), such Note shall be due and payable in full on the 30th calendar day (or, if such day is not a business day, the first business day thereafter) after the closing date of the Qualified Offering or Change of Control Transaction, as the case may be.

(d) For purposes of this Agreement, a “Qualified Offering” means the sale by the Company of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which is not less than $7.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Company of at least $20,000,000. Notwithstanding anything to the contrary contained herein, the parties agree that, for all purposes of this Agreement, effective immediately prior to the consummation of a public offering, the foregoing definition of “Qualified Offering” shall be amended automatically, without any further action or consent from any party hereto, to conform such definition to the definition contained in Section 3(b)(i) of Article IV(B) of the Restated Certificate as then in effect.

1.2 Warrants. In connection with the issuance of the Notes, the Company will issue to each Purchaser, at a purchase price of $0.15 per Warrant Share (as defined below), a warrant to purchase that number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule A (the “Warrant Shares”), in the form attached hereto as Exhibit B (each, a “Warrant”), at an exercise price equal to $0.50 per share. Each Purchaser accepts, and agrees to be bound by, the terms of the Warrant.

2. Closing. At the closing of the transactions contemplated hereby (the “Closing”), which shall occur simultaneously with the execution and delivery of this Agreement, the Company will deliver to each Purchaser a Note and a Warrant, registered in the name of such Purchaser or its designee, and such Purchaser will pay the Company, by wire transfer of immediately available funds, that amount equal to the aggregate purchase price set forth opposite such Purchaser’s name on Schedule A. Notwithstanding the foregoing, the Closing shall be deemed to have occurred only when the Company has received at least $6,000,000 in aggregate funds from the Purchasers.

3. Conversion of Notes.

3.1 Optional Conversion. Subject to the terms and conditions hereof, each Purchaser, in its sole discretion, may convert into equity interests of the Company (in accordance with Section 3.2) all or a portion of the full principal amount of such Purchaser’s Note and all accrued and unpaid interest thereon (i) on the closing date of an Equity Financing (as defined below) completed after the date hereof, (ii) on the Maturity Date, or (iii) as soon as practicable after receipt of a notice from the Company indicating its intention to prepay such Purchaser’s Note pursuant to Section 2(b) of such Note, but no later than 5:00 p.m. San Francisco, California local time, on the eighth business day after such receipt. An “Equity Financing” means any new placement by the Company of equity securities (within the meaning of Securities and Exchange Commission (“SEC”) Rule 405 of Regulation C) to one or more new or existing investors, in which placement the Company receives new cash consideration for at least a portion of the equity securities issued; provided, that a Qualified Offering shall not be deemed an “Equity Financing.”

3.2 Conversion Shares.

(a) Upon an election by a Purchaser to convert all or a portion of the principal of its Note and accrued and unpaid interest thereon pursuant to Section 3.1(i), such principal and interest shall convert into fully paid and non-assessable shares of such class or series of shares issued in such Equity Financing (the “Future Financing Shares”). The number of Future Financing Shares into which such Note may be converted shall be determined by dividing (x) the principal amount of such Note, and the accrued and unpaid interest thereon to the date of conversion, to be converted, by (y) the original sale price per share at which the Future Financing Shares are sold in the applicable Equity Financing.

(b) Upon an election by a Purchaser to convert all or a portion of the principal of its Note and accrued and unpaid interest thereon pursuant to Section 3.1(ii) or (iii), such principal and interest shall convert into (i) fully paid and non-assessable shares of such class or series of shares issued in the Equity Financing which was most recently completed after the date hereof but prior to the Maturity Date (the “Prior Financing Shares”) or (ii) if no such Equity Financing was completed, fully paid and non-assessable shares of the Company’s Series D Preferred Stock (“Series D Shares”). The number of Prior Financing Shares or Series D Shares, as the case may be, into which such Note may be converted shall be determined by dividing (x) the principal amount of such Note, and the accrued and unpaid interest thereon to the date of conversion, to be converted, by (y) the original sale price per share at which the Prior Financing Shares were sold in the applicable Equity Financing or, in the case of Series D Shares, $3.25 (in each case, as adjusted for stock splits, reverse stock splits, recapitalizations, stock dividends and the like).

(c) For purposes of this Agreement, “Conversion Shares” shall refer to the Future Financing Shares, the Prior Financing Shares or the Series D Shares, as applicable.

3.3 Procedure. To convert all or a portion of its Note, at least three business days prior to the applicable date of conversion described in Section 3.1, the holder of such Note must surrender such Note to the Company at the address specified for the Company in Section 10.7, accompanied by a written notice (in the form attached hereto as Exhibit C) stating that the holder elects to convert such Note with respect to the amount of principal and interest specified in the notice and specifying the name or names (with address(es)) in which a certificate or certificates for the Conversion Shares are to be issued. The holder of such Note shall also deliver a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by such holder or its legal representative or attorney-in-fact, duly authorized in writing, and shall deliver any transfer tax stamps or funds therefor.

4. Reservation of Shares. The Company shall, from and after the date hereof, at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, a number of shares of Common Stock sufficient for issuance upon the exercise of the Warrants. The Company covenants that all Conversion Shares issuable upon conversion of the Notes and all Warrant Shares issuable upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement and the Notes or the Warrants, as the case may be, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes payable by the Company, liens, charges and security interests (except any liens, charges or security interests created or suffered to be created by any holder of the Notes or the Warrants).

5. Subordination. To the extent there is any conflict between the provisions of this Section 5 and the other provisions of this Agreement or any Note, the provisions of this Section 5 shall control.

(a) Each Purchaser subordinates to Silicon Valley Bank (“Bank”) any security interest or lien that such Purchaser may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of such Purchaser and the security interest of Bank, the security interest of Bank in the property of the Company shall at all times be prior to the security interest of such Purchaser. Nothing in this Section 5 shall be construed as Bank’s consent for such Purchaser to take a security interest or lien in any property of the Company.

(b) All indebtedness under this Agreement and the Notes (the “Subordinated Debt”) is subordinated in right of payment to all obligations of the Company to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding (the “Senior Debt”).

(c) No Purchaser will demand or receive from the Company (and the Company will not pay to any Purchaser) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Purchaser exercise any remedy with respect to any of Bank’s collateral, nor will any Purchaser commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any portion of the Senior Debt remains outstanding. Nothing in this Section 5 shall prohibit any Purchaser from converting all or any part of the Subordinated Debt into equity securities of the Company. Notwithstanding the foregoing, the Company may, with prior written notification to Bank, pay to each Purchaser, and each Purchaser may receive from the Company, payment of principal and interest in respect of the Subordinated Debt in accordance with Section 2 of such Purchaser’s Note if, prior to the making of such payment, no default or event of default exists under the indebtedness of the Company owing to Bank and if and to the extent that, after giving effect to the making of such payment, no default or event of default would exist under the indebtedness of the Company owing to Bank.

(d) Each Purchaser shall promptly deliver to Bank in the form received (except for endorsement or assignment by such Purchaser where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by such Purchaser with respect to the Subordinated Debt other than in accordance with this Section 5.

(e) In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 5 shall remain in full force and effect, and Bank’s claims against the Company and the estate of the Company shall be paid in full before any payment is made to Purchaser.

(f) For so long as any of the Senior Debt remains unpaid, each Purchaser irrevocably appoints Bank as such Purchaser’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Purchaser or in the name of Bank, for the use and benefit of Bank, without notice to such Purchaser, at Bank’s option in any bankruptcy, insolvency or similar proceeding involving the Company, to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of such Purchaser if such Purchaser does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims.

(g) This Section 5 shall remain effective for so long as the Company owes any amounts to Bank. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of the Company), this Section 5 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made, and each Purchaser shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to any Purchaser, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Each Purchaser waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

(h) The provisions of this Section 5 shall bind any successors or assignees of any Purchaser and shall benefit any successors or assigns of Bank, and, if the Company refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of Bank for the purposes of this Section 5. This Section 5 is solely for the benefit of each Purchaser and Bank and not for the benefit of the Company or any other party.

(i) In the event of any legal action to enforce the rights of a party under this Section 5, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

6. Registration Rights. In connection with the transactions contemplated hereby, the Second Amended and Restated Investor Rights Agreement, originally dated August 31, 2001, among the Company and the other parties thereto (as amended, the “Investor Rights Agreement”) will be amended to enable the Warrant Shares to be included in any registration conducted pursuant thereto. In connection with the consummation of an Equity Financing, if any, each Purchaser shall be entitled to the same registration rights with respect to the Conversion Shares as the other investors in the Equity Financing shall have with respect to the securities issued in such Equity Financing, whether under the Investor Rights Agreement or otherwise.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

7.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has provided such Purchaser or its special counsel with an opportunity to review the Restated Certificate and the Bylaws of the Company, each as currently in effect, and provided counsel with an opportunity to review the minutes of meetings of the directors and stockholders of the Company upon request.

7.2 Authorization.

(a) Corporate Action. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the transactions contemplated hereby and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, the Notes and the Warrants have been duly authorized by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(b) No Preemptive Rights. The Company has duly notified all persons who have any right of first refusal or any preemptive rights in connection with the issuance of the Notes and Warrants hereunder or any Conversion Shares or any Warrant Shares.

7.3 Financial Statements. The Company has provided the Purchasers with an opportunity to review its unaudited balance sheet as of December 31, 2003 and statements of operations, stockholders’ deficit and cash flows for the 12-month period ended December 31, 2003 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the Company’s books and records.

7.4 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Notes and the Warrants pursuant thereto, will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term.

7.5 Litigation. There is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened, against the Company or, to its knowledge, its officers, directors, employees or stockholders, which questions the validity of this Agreement, the Notes or the Warrants, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby.

7.6 Governmental Consent, etc. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority in the United States on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the offer, sale or issuance of the Notes, the Warrants, the Conversion Shares or the Warrant Shares (collectively, the “Securities”), except, if required, filings or qualifications under the California Corporate Securities Law of 1968, as amended (the “California Law”), and the rules and regulations promulgated thereunder, or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained, unless adequate exemptions from such qualifications are then available.

7.7 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

8. Representations and Warranties of Purchasers. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

8.1 Authority. Such Purchaser has full legal power and authority to enter into this Agreement and to purchase the Notes and the Warrants hereunder and to perform its obligations under the terms of this Agreement.

8.2 Authorization. To the extent applicable, all corporate action on the part of such Purchaser (or its affiliates) necessary for the purchase of the Notes and the Warrants, the execution and delivery of this Agreement and the performance of such Purchaser’s obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by such Purchaser, will constitute the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights. For purposes of this Agreement, the term “affiliate” means any other person, corporation or entity (i) that is directly or indirectly controlled by such Purchaser, (ii) that directly or indirectly controls such Purchaser, or (iii) that is directly or indirectly controlled by a person, entity or corporation, that also directly or indirectly controls such

Purchaser. For purposes of this definition, the term “control(s)” (including the correlative meaning of the term “controlled by”), as used with respect to any Purchaser, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Purchaser, whether through the ownership of voting securities or by contract or otherwise.

8.3 Investment Representations. This Agreement is made with such Purchaser upon the understanding as a specific representation to the Company by such Purchaser that:

(a) The Securities will be acquired for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

(b) Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Securities and the business, properties, prospects and financial condition of the Company.

(c) Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investments, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(d) Such Purchaser understands that the Securities will not be registered under the Securities Act (except and to the extent contemplated by the Investor Rights Agreement) by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein.

(e) Such Purchaser is an “accredited investors” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

8.4 Rule 144. Such Purchaser understands that the Securities will be “restricted securities” within the meaning of SEC Rule 144 inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

8.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement, provided and to the extent this Agreement is then applicable, and:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser that is a partnership to another partnership that is affiliated with the transferring partnership or to a partner of such transferring partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if such transfers are made on a pro rata basis to its partners, no additional consideration is received in connection with such transfers, and the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

8.6 Legends.

(a) Each certificate or other instrument representing the Securities may be endorsed with the following legends:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(ii) Any other legends required by the California Law or other applicable state laws.

(b) The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

(c) Any legend endorsed on a certificate pursuant to this Section 8.6 and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities, if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of SEC Rule 144(k) or if such holder provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

9. Acknowledgements and Waivers.

9.1 Exculpation Among Purchasers. Each Purchaser acknowledges that it has been advised to seek independent counsel, to the extent such Purchaser deems it appropriate, to protect its interest in connection herewith, including without limitation with respect to the tax consequences related to such Purchaser’s purchase of the Notes and Warrants. Each Purchaser further acknowledges that it is not relying on the advice or representations of the Company, any other Purchaser or any of their representatives in determining whether to enter into this Agreement or to purchase the Notes and/or Warrants.

9.2 Waiver of Right of First Offer. Each Purchaser hereby waives any and all of its rights of first offer (including notices thereof) with respect to the offer and sale of the Notes and Warrants (including the issuance of Conversion Shares or Warrant Shares upon the conversion of the Notes or the exercise of the Warrants, as the case may be), pursuant to Section 3 of the Investor Rights Agreement.

9.3 Conflict Waivers.

(a) The Company has engaged Bingham McCutchen LLP (“Bingham”) as its legal counsel in connection with this Agreement and the transactions contemplated hereunder. While Bingham has not been engaged to protect or represent the interests of any Purchaser, the Company understands that Bingham plays an active role as legal counsel to many investment firms, investors, other parties, and certain Purchasers under this Agreement (each, a “Bingham Client”). Without limitation on the foregoing, in its capacity as legal counsel to the Company, Bingham may be subject to actual or potential conflicts arising from: (i) its representation of one or more Bingham Clients or parties related thereto in connection with matters other than the preparation of this Agreement or the operation of the Company; or (ii) its representation of other Bingham Clients that seek or obtain capital from the same sources of funding as the Company or compete with the Company for managerial resources or business opportunities. The Company: (x) has carefully considered the foregoing and hereby waives all conflicts of interests presented by Bingham’s representation of Bingham Clients; and (y) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Bingham may be precluded from representing any one or more specific parties in connection with any dispute involving the Company.

(b) Each Bingham Client who is a party to this Agreement and the transactions contemplated hereunder: (i) has carefully considered the foregoing and hereby waives all conflicts of interests presented by Bingham’s representation of the Company; (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Bingham may be precluded from representing any one or more specific parties in connection with any dispute involving the Company; and (iii) acknowledges that actual or potential conflicts of interest exist with respect to Bingham’s representation of the Company in the transactions contemplated under this Agreement and that the Bingham Client’s interests will not be represented by legal counsel unless such Bingham Client engages counsel on its own behalf and that such Bingham Client has been afforded the opportunity to engage and seek the advice of its own legal counsel before entering into this Agreement.

10. Miscellaneous.

10.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the Company and each Purchaser will bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

10.2 Waivers and Amendments. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchasers holding Notes representing a majority of the aggregate principal amount of all then outstanding Notes.

10.3 Governing Law. This Agreement shall be governed in all respects by the laws of the state of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, without regard to any conflict of laws principles.

10.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

10.5 Survival of Covenants, Representations, and Warranties. The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchasers or the Company. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

10.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

10.7 Notices, etc. Any notice, demand, request or communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or facsimile or electronic transmission (with a confirmation copy by regular, certified or overnight mail), addressed or sent, as the case may be, (i) if to a Purchaser, to such Purchaser’s residence address, facsimile number or electronic mail address last filed with the Company and (ii) if to the Company, to 450 National Avenue, Mountain View, CA 94043, Attention: Mr. Ronald Jankov, Facsimile: (650) 961-1092, rjankov@netlogicmicro.com, or such other address as the Company shall have furnished to such Purchaser in writing. Notices to the Company’s legal counsel should be sent to Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, CA 94303, Attention: Alan B. Kalin, Esq., Facsimile: (650) 849-4800, alan.kalin@bingham.com. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the Company.

10.8 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

10.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.10 Counterparts. This Agreement may be executed in counterparts. A party’s delivery of a signed counterpart by electronic facsimile or other means of electronic transmission will constitute that party’s due execution and delivery of this Agreement.

10.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

10.12 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENT, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH QUALIFICATION IS NOT REQUIRED.

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IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

NETLOGIC MICROSYSTEMS, INC., a Delaware corporation

By:
Ronald S. Jankov President and Chief Executive Officer

(Additional signatures follow on the attached separate signature pages)

NETLOGIC MICROSYSTEMS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

By signing below the Purchaser agrees to all of the terms of the Note and Warrant Purchase Agreement dated as of the date first set forth above.

Instructions: Please sign where indicated below.

(Individual investors sign below)	(Investing entities sign below)

Exact Legal Name of Entity:

Print investor name below:

By

(Authorized person sign on above line)

Print name of authorized person below:

Title of Authorized Person:

SCHEDULE A

PURCHASERS

Purchaser	Principal Amount of Note	Purchase Price of Warrant	Number of Warrant Shares	Total Investment Amount
Perham Ventures, LLC	$994,000	$6,000	40,000	$1,000,000
Sevin Rosen Fund VIII L.P.	$1,948,240	$11,760	78,400	$1,960,000
Sevin Rosen VIII Affiliates Fund L.P.	$39,760	$240	1,600	$40,000
Ronald S. Jankov	$497,000	$3,000	20,000	$500,000
West Coast Venture Capital, Inc.	$1,491,000	$9,000	60,000	$1,500,000
Huntington Technology Fund, L.P.	$248,500	$1,500	10,000	$250,000
Douglas Broyles	$497,000	$3,000	20,000	$500,000
Scott A. Burri and Lori E. Burri, Co-Trustees UTD November 4, 2003	$99,400	$600	4,000	$100,000
The Godinho Family Revocable Living Trust dated 4/21/95, Norman Godinho, Trustee	$994,000	$6,000	40,000	$1,000,000
The Individuals’ Venture Fund (Seed) QLP	$497,000	$3,000	20,000	$500,000
BSI, SA	$298,200	$1,800	12,000	$300,000
TOTAL	$7,604,100	$45,900	306,000	$7,650,000

EXHIBIT C

FORM OF NOTICE OF CONVERSION

To NetLogic Microsystems, Inc.:

The undersigned holder of the accompanying convertible promissory note (the “Note”) hereby elects to convert the principal amount of $                    , together with accrued interest thereon in the amount of $                    , of the Note into [Future Financing Shares / Prior Financing Shares / Series D Shares] of NetLogic Microsystems, Inc. in accordance with the terms of the Note and Warrant Purchase Agreement referred to in the Note, and directs that the shares issuable and deliverable upon conversion be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature (for conversion only)

Please Print or Type Name and Address, Including Zip Code, and Social Security or Other Identifying Number: